UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 5, 2007 (October 1, 2007)

TITAN ENERGY WORLDWIDE, INC.
(Exact name of registrant as specified in its charter)

Nevada (State of incorporation)	000-26139 (Commission File No.)	26-0063012 (IRS Employer Identification No.)

8880 Rio San Diego Drive, 8th Floor
 San Diego, CA 92108
(Address of principal executive offices, including zip code)

(619) 209-6096
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5	CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02	DEPARTURE OF DIRETORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Effective as of October 1, 2007, Titan Energy Worldwide, Inc. (the “Company”) appointed John Michael Tastad as Chief Executive Officer of the Company replacing Jeffrey Flannery, the Company’s former CEO, who will remain the Company’s Chairman of the Board.

From 2005 until the present, Mr. Tastad founded and served as CEO of San Vision Energy Technology, an energy technology product and service company based in California which has developed state-of-the-art demand response technology, digital sub metering and consumer energy monitoring products. From 2001 to 2005, Mr. Tastad served as VP of Sales at DTE Energy Technologies (“DTE”) where he was actively involved in the development and commercialization of several distributed generation technologies including fuel cells, mini-turbines and pre-packaged natural gas co-generation equipment. He went on to develop DTE's international strategy for Asia which included identifying potential partners and negotiating distribution agreements in Japan, Korea and China. From 1998 to 2001, Mr. Tastad was Chairman of Alliance Energy, a company that developed, installed and serviced power generation systems for private companies. In 2001, Mr. Tastad negotiated the sale of Alliance Energy to DTE. Prior to 1998, Mt. Tastad was founder, CEO and President of Energy Solutions International (“ESI”), an Energy Services Company based in Minneapolis, Minnesota. ESI's business included the manufacturing of high efficiency lighting products, the engineering and manufacturing of process control equipment, licensed electrical and mechanical construction and full building automation. Mr. Tastad grew ESI from one location to include 18 offices nationwide and over 350 employees. ESI completed turn-key construction projects in all 50 states for a variety of customers, including local and state governments, the Federal government, large national retail chains and utility companies. Mr. Tastad completed three acquisitions of related businesses for ESI and eventually negotiated the sale of ESI to Northern States Power (Excel Energy) in 1997. Mr. Tastad received his Bachelors of Science from Bethel College in St. Paul, Minnesota in 1989 and studied International Business at the University of Hong Kong in 1987.

On July 1, 2007, the Company entered into a Consulting Agreement with Mr. Tastad, pursuant to which Mr. Tastad agreed to render services to the Company as a business development and technology consultant. The Agreement is for a term of six months, commencing on July 1, 2007, with an automatic renewal for an additional three (3) months. In consideration for his consulting services, Mr. Tastad is entitled to compensation of $15,000 per month. A copy of the Consulting Agreement is attached hereto as Exhibit 10.1.

The Company announced Mr. Tastad’s appointment by press release on October 2, 2007, a copy of which is attached hereto as Exhibit 99.1.

SECTION 9	FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) Exhibits.

No.	Description

10.1	Consulting Agreement between the Company and John Tastad, dated July 1, 2007.

99.1	Press Release of Titan Energy Worldwide, Inc. dated October 2, 2007.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned.

Dated: October 5, 2007	TITAN ENERGY WORLDWIDE, INC.

	By:	/s/ Jeffrey W. Flannery
Jeffrey W. Flannery
Chairman

EXHIBIT INDEX

No.	Description

10.1	Consulting Agreement between the Company and John Tastad, dated July 1, 2007.

99.1	Press Release of Titan Energy Worldwide, Inc. dated October 2, 2007.